Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Community Health Systems, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. Larry Cash, Executive Vice President, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director

May 7, 2014

A signed original of this written statement required by Section 906 has been provided to Community Health Systems, Inc. and will be retained by Community Health Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.